Exhibit 10.1

EXECUTION VERSION

FOURTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of March 29, 2024 (the “Amendment Effective Date”), among PALMER SQUARE BDC FUNDING I LLC (the “Borrower”), the Lenders party hereto, and BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, together with its successors and assigns, the “Administrative Agent”).

WHEREAS, the Borrower, each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”) and the Administrative Agent are party to the Credit Agreement, dated as of February 18, 2020 (as amended, restated, supplemented or otherwise modified prior to the date hereof and from time to time, the “Credit Agreement”), providing, among other things, for the creation of a revolving credit facility by the Lenders for the Borrower;

WHEREAS, the Borrower, the Lenders and the Administrative Agent desire to amend and otherwise modify the Credit Agreement, in accordance with Section 10.01 of the Credit Agreement and subject to the terms and conditions set forth herein;

NOW THEREFORE, in consideration of the foregoing premises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

Definitions

SECTION 1.1. Defined Terms. Terms used but not defined herein have the respective meanings given to such terms in the Credit Agreement.

ARTICLE II

Amendments to the Credit Agreement

SECTION 2.1. As of the Amendment Effective Date, the Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the Credit Agreement attached as Appendix A hereto.

ARTICLE III

Representations and Warranties

SECTION 3.1. The Borrower hereby represents and warrants to the Administrative Agent and the Lenders that, as of the Amendment Effective Date, (i) no Default or Event of Default has occurred and is continuing and (ii) the representations and warranties of the Borrower contained in the Credit Agreement are true and correct in all material respects on and as of the Amendment Effective Date (other than any representation and warranty that is made as of a specific date).

SECTION 3.2. The execution, delivery and performance by the Borrower of this Amendment have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) violate the terms of any of the Borrower’s Organization Documents; (b) result in any material breach or contravention of, or the creation of any Lien (other than a Permitted Lien) under, or require any material payment to be made under (i) any Contractual Obligation to which the Borrower is a party or affecting the Borrower or the properties of the Borrower or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which the Borrower or its property is subject; or (c) violate in any material respect any Applicable Law.

ARTICLE IV

Conditions Precedent

SECTION 4.1. This Amendment shall become effective as of the Amendment Effective Date upon:

(a) the execution and delivery of this Amendment by the Lenders, the Administrative Agent and the Borrower;

(b) the Administrative Agent’s receipt of a good standing certificate for the Borrower issued by the applicable office body of its jurisdiction of organization and a certified copy of the resolutions of the board of managers or directors (or similar items) of the Borrower approving this Amendment and the transactions contemplated hereby, certified by its secretary or assistant secretary or other authorized officer;

(c) the Administrative Agent shall have received the executed legal opinion of Dechert LLP, counsel to the Borrower, with respect to due authorization and enforceability, in form and substance acceptable to the Administrative Agent in its reasonable discretion;

(d) payment of all fees and other amounts due and payable on or prior to the date hereof pursuant to the Loan Documents.

ARTICLE V

Miscellaneous

SECTION 5.1. Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 5.2. Severability Clause. In case any provision in this Amendment shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 5.3. Ratification; No Novation. Except as expressly amended hereby, the Credit Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Amendment shall form a part of the Credit Agreement for all purposes. It is the intent of the parties hereto, and the parties hereto agree, that this Amendment shall not constitute a novation of the Credit Agreement, any other Loan Document or any of the rights, obligations or liabilities thereunder.

SECTION 5.4. Counterparts. The parties hereto may sign one or more copies of this Amendment in counterparts, all of which together shall constitute one and the same agreement. Delivery of an executed signature page of this Amendment by facsimile or email transmission shall be effective as delivery of a manually executed counterpart hereof. This Amendment shall be valid, binding, and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature; (ii) a faxed, scanned, or photocopied manual signature, or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including any relevant provisions of the Uniform Commercial Code, in each case to the extent applicable. Each faxed, scanned, or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof.

SECTION 5.5. Headings. The headings of the Articles and Sections in this Amendment are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the Amendment Effective Date.

PALMER SQUARE BDC FUNDING I LLC, as Borrower

By:	/s/ Scott A. Betz
	Name:	Scott A. Betz
	Title:	Authorized Signer

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Joshua Danziger
	Name:	Joshua Danziger
	Title:	Managing Director

bank of america, n.a., as a Lender

By:	/s/ Joshua Danziger
	Name:	Joshua Danziger
	Title:	Managing Director

APPENDIX A

Amendments to the Credit Agreement

EXECUTION VERSION

Conformed through ~~Third~~Fourth Amendment dated ~~February 3~~March 29, ~~2023~~2024

CREDIT AGREEMENT

Dated as of February 18, 2020

among

PALMER SQUARE BDC FUNDING I LLC,

as Borrower

THE LENDERS PARTY HERETO,

BANK OF AMERICA, N.A.,

as Administrative Agent

and

BofA SECURITIES, INC.,

as

Sole Lead Arranger and Sole Book Manager

-ii-

-iii-

“Material Adverse Effect” means, relative to any occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), a materially adverse effect on (a) the financial condition or operations of the Borrower, (b) the legality, validity or enforceability of any of the Loan Documents, (c) the right or ability of the Borrower to perform any of its obligations under any of the Loan Documents or (d) the rights or remedies of the Lender under any of the Loan Documents or of the Borrower under any material portion of the Collateral Assets (as determined by the Administrative Agent in its reasonable discretion).

“Material Modification” has the meaning specified in Annex C.

“Maturity Date” means February 18, ~~2025~~2028; provided that if such date is not a Business Day, the Maturity Date shall be the next following Business Day.

“Moody’s” has the meaning specified in Annex C. “Moody’s Rating” has the meaning specified in Annex C.

“Net Asset Value” means an amount equal to the excess of (i) (A) the aggregate of the Assigned Values of the Collateral Assets other than Cash and Cash Equivalents plus (B) the par value of all Cash and Cash Equivalents owned by the Borrower and credited to the Unfunded Exposure Account (not to exceed the Aggregate Unfunded Amount) or the Collection Account (in each case, excluding the Excluded Amounts) over (ii) the sum of the Total Outstandings, the Aggregate Unfunded Equity Amount and other liabilities of the Borrower.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Qualifying Assets” has the meaning specified in Annex C.

“Note” means a promissory note made by the Borrower in favor of a Lender evidencing Loans made by such Lender to the Borrower, substantially in the form of Exhibit B.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, the Borrower arising under any Loan Document or otherwise with respect to any Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the Borrower or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding; provided that, without limiting the foregoing, the Obligations include (a) the obligation to pay principal, Interest, charges, expenses, fees, indemnities and other amounts payable by the Borrower under any Loan Document and (b) the obligation of the Borrower to reimburse any amount in respect of any of the foregoing that the Administrative Agent or any Lender, in each case in its sole discretion, may elect to pay or advance on behalf of the Borrower.

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